Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Swapan Kakumanu, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the quarterly report on Form 10-Q of MetaWorks Platforms, Inc. for the period ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of MetaWorks Platforms, Inc.

August 19, 2024

/s/ Swapan Kakumanu
Swapan Kakumanu
Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)